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                                                                 EXHIBIT 99.7

FORM
 OF
PROXY                       NATIONSBANK CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

               SPECIAL MEETING OF SHAREHOLDERS, DECEMBER 20, 1996

    The undersigned shareholder of NationsBank Corporation hereby appoints Edward J. Brown, III, Eileen M. Friars and Anthony T. Grant or any of them acting by majority or acting singly in the absence of the others, attorneys and proxies, with full power of substitution, to represent the undersigned and vote all of the shares of Common Stock of NationsBank Corporation which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held in the International Trade Center, 200 North College Street, Charlotte, North Carolina, on Friday, December 20, 1996, at 11:00 A.M. (local time) or any adjournment(s) thereof:

    The shares represented by this proxy will be voted as directed by the shareholder. If no direction is given when the duly executed proxy is returned, such shares will be voted "FOR" Proposals 1, 2 and 3.

1. Approval of the Issuance of Common Stock and Cumulative Convertible Preferred Stock, Series A, of NationsBank Corporation in the Merger of Boatmen's Bancshares, Inc. and NationsBank Corporation.

                       For [ ]    Against [ ]    Abstain

2. Adoption of the Amendment to the Restated Articles of Incorporation of NationsBank Corporation.

                       For [ ]    Against [ ]    Abstain

PLEASE SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                 (This Proxy is continued on the reverse side)

                   (This Proxy is continued from other side)

3. Adoption of the Amended and Restated NationsBank Corporation Key Employee Stock Plan.

                       For [ ]    Against [ ]    Abstain

    The undersigned hereby authorizes the proxies to vote in their discretion on any other business which may properly be brought before the meeting or any adjournment thereof.

                                              ----------------------------------
                                              Signature

                                              ----------------------------------
                                              Signature

                                              Date
                                                  ------------------------------

                                              Please mark, date and sign as your
                                              name appears above and return in
                                              the enclosed envelope. If acting
                                              as executor, administrator,
                                              trustee, guardian, etc., you
                                              should so indicate when signing.
                                              If the signer is a corporation,
                                              please sign in full corporate name
                                              by duly authorized officer.

             I PLAN TO ATTEND THE SPECIAL MEETING:  Yes [ ]  No [ ]

     Your vote is important to us. Whether or not you expect to attend the Special Meeting, please complete, sign and return the attached proxy card promptly in the accompanying envelope. The envelope requires no postage if mailed in the United States.